Exhibit 8
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                           SUBSIDIARIES OF THE COMPANY

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                           NAME                                           JURISDICTION OF INCORPORATION
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                    Hemosol (USA) Inc.                                               Delaware
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                  The Hemoglobin Company                                             Ontario
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            Hemosol Research Corporation (CETI)                                      Ontario
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                 745235 Ontario Limited                                              Ontario
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                       Hemosol LP                                                    Ontario
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